            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 2000
                                                 REGISTRATION NO. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                     HEARME
             (Exact name of Registrant as specified in its charter)

       DELAWARE                                           94-3217317
(State of incorporation)                    (I.R.S. Employer Identification No.)

                                685 CLYDE AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                    (Address of principal executive offices)

                             -----------------------

                STRATABEAM TECHNOLOGY INC. 1998 STOCK OPTION PLAN

                            (Full title of the Plan)

                             -----------------------

                                 PAUL MATTEUCCI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                     HEARME
                                685 CLYDE AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 429-3900

(Name, address and telephone number, including area code, of agent for service)

                             -----------------------
                                    Copy to:

                                Jeffrey Y. Suto
                                Venture Law Group
                           A Professional Corporation
                               2775 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

                               Page 1 of 9 Pages
                            Exhibit Index on Page 8
               (Calculation of Registration Fee on following page)


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
-----------------------------------------------------------------------------------------------------------------------
                                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                                      Proposed           Proposed
                                                     Maximum           Maximum            Maximum          Amount of
                                                   Amount to be      Offering Price      Aggregate        Registration
   Title of Securities to be Registered          be Registered(1)      Per Share        Registration          Fee
----------------------------------------------- ------------------- ---------------- ------------------- --------------
STRATABEAM TECHNOLOGY INC. 1998 STOCK OPTION PLAN (2)
   Common Stock,
   $0.00005 par value.......................      276,421 Shares        $ 7.91(3)       $ 2,189,021.31        $600

-----------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Pursuant to the Agreement and Plan of Merger dated March 8, 2000, among Registrant, AT Acquisition Corp. and AudioTalk Networks, Inc., Registrant assumed, effective as of April 3, 2000, all of the outstanding options to purchase Common Stock of AudioTalk Networks, Inc. under the Stratabeam Technology Inc, 1998 Stock Option Plan, and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on May 5, 2000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are hereby incorporated by reference:

         (a) Our Annual Report on Form 10-K for the year ended December 31, 1999 dated March 30, 2000.

         (b) Our definitive Proxy Statement dated April 14, 2000, filed in connection with our May 18, 2000 Annual Meeting of Stockholders.

         (c) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

         (d) Our Current Reports on Form 8-K, filed with the SEC on October 22, 1999 (as amended on November 16, 1999 and December 22, 1999), January 21, 2000, April 18, 2000 and May 5, 2000.

         (e) The description of our common stock set forth in our Registration Statement on Form 8-A, filed with the SEC on February 17, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                   As of the date of this Registration Statement, employees of Venture Law Group beneficially own an aggregate of 11,430 shares of the Company's Common Stock

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under specific circumstances for liabilities including reimbursement for expenses incurred arising under the Securities Act. Article X of Registrant's Certificate of Incorporation and Article VII, Section 6 of Registrant's Bylaws provide for indemnification of Registrant's directors, officers, employees and other agents to the maximum extent permitted by Delaware law. In addition, Registrant has entered into indemnification agreements with its officers and directors.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.           EXHIBITS.

                   EXHIBIT
                   NUMBER
                   --------
                   5.1           Opinion of Venture Law Group, a Professional
                                 Corporation.
                   23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

                   23.2          Consent of Independent Accountants (see p. 7).
                   24.1          Powers of Attorney (see p. 6).

Item 9.           UNDERTAKINGS.
                  ------------

         The undersigned Registrant hereby undertakes:

                (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, HearMe, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 11, 2000.

                                           HearMe

                                           By:        /s/ Linda Palmor
                                                     ---------------------------
                                                     Linda Palmor
                                                     Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Matteucci or Linda Palmor his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                     TITLE                                DATE
               ---------                                     -----                                ----
/S/ PAUL MATTEUCCI
------------------------------------        President, Chief Executive Officer and              May 11, 2000
Paul Matteucci                              Director (Principal Executive Officer)


/S/ LINDA PALMOR
------------------------------------        Chief Financial Officer (Principal                  May 11, 2000
Linda R. Palmor                             Financial and Accounting Officer)


/S/ BRIAN APGAR
------------------------------------        Director                                            May 11, 2000
Brian Apgar


/S/ JAMES W. BREYER
------------------------------------        Director                                            May 11, 2000
James W. Breyer


/S/ DAVID A. BROWN
------------------------------------        Director                                            May 11, 2000
David A. Brown


/S/ DOUGLAS G. CARLSTON
------------------------------------        Director                                            May 11, 2000
Douglas G. Carlston


/S/ WILLIAM MCCALL
------------------------------------        Director                                            May 11, 2000
William McCall


/S/ RUTHANN QUINDLEN
------------------------------------        Director                                            May 11, 2000
Ruthann Quindlen

                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2000, which appears in HearMe's annual report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP


San Jose, California
May 11, 2000

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER
-------
  5.1       Opinion of Venture Law Group, a Professional Corporation

 23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

 23.2       Consent of Independent Accountants (see p. 7).

 24.1       Powers of Attorney (see p. 6).